UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2006

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS
ITEM 8.01 OTHER EVENTS.

In accordance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, on September 6, 2006, Virginia C. Lacy, a member of the Board of Directors of CryoLife, Inc. (“CryoLife”), caused two entities under her control, the Jeannette & John Cruikshank Memorial Foundation (the “Foundation”) and the Virginia C. Lacy Trust (the “Trust”), to enter into written trading plans to dispose of 27,000 and 116,000 shares, respectively, of CryoLife common stock. The stock will be sold under both trading plans, subject to satisfaction of certain conditions, beginning in October of 2006. Under the plan established on behalf of the Foundation, 5,000 shares (or, if less than 5,000 shares remain, such remaining amount) are scheduled to be sold twice a month. Under the plan established on behalf of the Trust, 4,000 shares are scheduled to be sold twice a month until 96,000 shares have been sold. Additionally, the plan established on behalf of the Trust provides that 20,000 shares are scheduled to be sold in October 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: September 7, 2006	By: /s/ D. A. Lee
Name: D. Ashley Lee Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer